Exhibit 32.1

The undersigned officers of AVANT Immunotherapeutics, Inc. (the “Company”) hereby certify to our knowledge that the Company’s quarterly report on Form 10-Q to which this certification is attached (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 1, 2003	By:	/s/ Una S. Ryan
Name: Una S. Ryan, Ph.D.
Title: President and Chief Executive Officer

Date: August 1, 2003	By:	/s/ Avery W. Catlin
Name: Avery W. Catlin
Title: Senior Vice President and
Chief Financial Officer